Exhibit 99.1

Covidien Reports Fourth-Quarter and Fiscal 2007 Results

Fourth-quarter diluted GAAP earnings per share from continuing operations were $0.07; excluding specified items, adjusted diluted earnings per share from continuing operations were $0.63

HAMILTON, Bermuda – December 6, 2007 – Covidien Ltd. (NYSE: COV; BSX: COV) today reported results for the fourth quarter of fiscal 2007 (July – September 2007), the first quarter in which the Company operated independent of Tyco International.

Net sales rose 5% to $2.6 billion from $2.5 billion a year ago, led by the Medical Devices and Imaging Solutions business segments. Sales growth was driven by higher volume and new products. Favorable foreign exchange contributed 2 percentage points to the sales increase. Strong double-digit sales growth was posted internationally, fueled by Europe, Asia-Pacific and Other Americas.

Fourth-quarter gross margin of 48% was up 2 full percentage points from that of the prior year. This substantial improvement reflected favorable product mix and foreign exchange, as well as cost savings from manufacturing, which more than offset higher costs for raw materials and transportation.

Selling, general and administrative expenses were substantially higher than in the year-ago fourth quarter. The increase was attributable to planned growth in selling and marketing investments and higher administrative expenses, primarily compensation and benefit costs, as well as costs to separate from Tyco International. Research and Development (R&D) spending in the quarter was well above that of the year before and represented 3.0% of sales, versus 2.7% of sales last year.

For the fourth quarter, the Company reported operating income of $156 million. Operating income included a $290 million non-cash charge primarily for impairments of long-lived assets in the Imaging Solutions and Retail Products segments, $32 million of restructuring charges and $5 million of additional insurance recoveries related to Covidien’s portion of the Tyco International shareholder class action settlement. Excluding these three specified items, fourth-quarter operating income would have been $473 million, representing 18.2% of sales.

The fourth-quarter effective tax rate of 71% reflected the goodwill impairment charge, only a portion of which was tax deductible, and other adjustments to legacy income tax liabilities. Excluding specified items, the fourth-quarter tax rate was 27%.

Fourth-quarter diluted GAAP earnings per share from continuing operations of $0.07 included the following items: $0.52 relating to impairments of long-lived assets, $0.04 for restructuring charges, $0.01 for other tax matters that affected the effective tax rate and ($0.01) for the insurance recoveries related to Covidien’s portion of the Tyco International shareholder class action settlement. Excluding these items, diluted earnings per share from continuing operations were $0.63.

For fiscal 2007, net sales of $10.2 billion were 5% above the $9.6 billion in the prior year, with favorable foreign exchange contributing 2 percentage points to the sales increase. Sales rose 2% in the United States and 11% outside the U.S., with double-digit growth in Europe, Asia-Pacific and Other Americas.

The Company reported operating income of $438 million in fiscal 2007. The 2007 operating income included a $1.2 billion charge for Covidien’s portion of the Tyco International shareholder class action settlement, a $290 million non-cash charge primarily for impairments of long-lived assets in the Imaging Solutions and Retail Products segments, $58 million of restructuring charges and $38 million of in-process R&D charges. Excluding these specified items, fiscal 2007 operating income would have been $2.0 billion, representing 19.9% of sales.

Fiscal 2007 diluted GAAP loss per share from continuing operations of ($0.68) included the following items: $2.42 related to Covidien’s portion of the Tyco International shareholder class action settlement, $0.53 for the impairments of long-lived assets, $0.31 for the loss on early extinguishment of debt, $0.07 for restructuring charges, $0.06 for in-process R&D charges, $0.03 for other tax matters that affected the effective tax rate and ($0.02) for the impact of non-GAAP dilutive shares. Excluding these items, diluted earnings per share from continuing operations were $2.72.

“The sales results for the fourth quarter, which was our first independent quarter following the separation from Tyco International, and for fiscal 2007 were consistent with our expectations,” said President and Chief Executive Officer Richard J. Meelia. “Fourth-quarter sales growth was led by strong performances in our Medical Devices and Imaging Solutions segments, aided by new products and further recovery from last year’s product-related issues. Our International businesses again registered excellent sales gains, reflecting the incremental investments we made in recent years to augment the sales force and expand geographically.

“For the fourth consecutive quarter, we delivered a significant improvement in gross margin. On an adjusted basis, our operating margin for fiscal 2007 was slightly below our expectations, due to an accelerated investment in selling and marketing and some separation-related expenses. We were also pleased to execute on a major objective by refinancing $2.75 billion of debt after the quarter closed. We replaced a large portion of our borrowings under an unsecured bridge loan with fixed rate notes,” Mr. Meelia said.

“The entire Covidien organization played an integral part in our 2007 performance, as we successfully managed the separation from Tyco International while meeting our operational expectations. The Company is in an excellent position to strengthen our position as a global leader in the healthcare industry,” Mr. Meelia added.

Results by business segment follow.

Medical Devices sales climbed 9% in the fourth quarter to $1.6 billion from $1.5 billion in the previous year. Sales growth was driven by new products, volume and acquisitions, as well as by favorable foreign exchange, which contributed 3 percentage points to the sales increase. Sales of Endomechanical (laparoscopic instruments and stapling) were well above those of a year ago, paced by Europe and Asia, where sales force expansion contributed to the advance. Both Energy (vessel sealing, electrosurgery and hardware) and Soft Tissue Repair (sutures, mesh and biosurgery products) registered strong double-digit growth in the quarter.

The Energy increase was due to vessel sealing and hardware products, while Soft Tissue Repair benefited from higher sales of mesh and sutures. Sales of Vascular (compression and vascular therapy) and SharpSafety (needles, syringes, and sharps disposal) were both well ahead of those of a year ago. Airway & Ventilation (airway management, ventilators, breathing systems, sleep and inhalation therapy) sales rose in the quarter, due to a good performance in International markets and the acquisition of Airox.

For fiscal 2007, Medical Devices sales grew 8% to $6.2 billion from $5.7 billion a year ago, due primarily to higher sales of Endomechanical, Energy and Soft Tissue Repair products. Favorable foreign exchange contributed 3 percentage points to the sales advance.

Following the close of the quarter, the Company announced the acquisition of Scandius Biomedical, Inc., a developer of devices for sports-related surgeries. In addition, Covidien announced an agreement with Allergan, Inc. to co-promote the Lap-Band® adjustable gastric banding system.

Pharmaceutical Products sales increased 4% to $327 million from $314 million in the fourth quarter of last year. Growth was paced by Specialty Chemicals, which posted sales well above those of a year ago, and by higher sales of Active Pharmaceutical Ingredients (API). In Specialty Chemicals, the quarterly sales advance was due to higher pharmaceutical sales in Europe and increased laboratory chemicals sales in the U.S., while the API sales gain was attributable to growth in narcotic products and bulk acetaminophen. These increases more than offset a slight decline in Dosage Pharmaceuticals.

For fiscal 2007, Pharmaceutical Products sales climbed 9% to $1.3 billion from $1.2 billion last year. Sales growth was broad-based, with good gains across all product lines.

Imaging Solutions sales rose 11% to $252 million, compared with $228 million in the prior year’s fourth quarter. Favorable foreign exchange contributed 2 percentage points to the sales increase. Sales growth was paced by a sizable gain for Radiopharmaceuticals, due to higher U.S. sales of cardiology and oncology products, and somewhat increased sales of Contrast Products, attributable to higher sales of delivery systems. Contrast agent unit volume grew in the quarter, but sales were flat, due to significant pricing declines.

For fiscal 2007, Imaging Solutions sales climbed 8% to $942 million, versus $870 million the year before. Favorable foreign exchange contributed 2 percentage points to the sales growth. The segment’s 2007 sales increase was fueled by a strong double-digit gain for Radiopharmaceuticals, reflecting recovery from product-related issues in 2006.

Medical Supplies sales decreased 1% to $250 million from $253 million in the fourth quarter of the previous year. Higher sales of nursing care products were more than offset by lower sales of Original Equipment Manufacturer (OEM) products, including needles and pre-filled syringes, and the discontinuance of a supply agreement.

For fiscal 2007, sales of Medical Supplies, at $993 million, remained relatively flat versus those of a year ago. Higher sales of nursing care products and favorable foreign exchange countered the impact of a mid-year 2006 divestiture.

Retail Products sales of $164 million in the fourth quarter were 23% below last year’s $213 million. The sales decline resulted primarily from lower infant care volume, attributable to the planned withdrawal from several low-margin, private-label contracts, coupled with greater price competition by branded competitors.

For fiscal 2007, sales of Retail Products declined 13% to $744 million from $855 million a year ago.

FISCAL 2008 OUTLOOK

Consistent with prior guidance, the Company estimates sales growth for the 2008 fiscal year will be in the 3%-5% range, excluding the impact of foreign exchange, or 4%-6% including foreign exchange at current rates. Net sales, including foreign exchange at current rates, are expected to grow 6% to 8% versus 2007 in the Medical Devices segment, 3% to 6% in Pharmaceutical Products and 7% to 10% in Imaging Solutions. The Company expects sales in Medical Supplies to be flat to down 3%, with Retail Products sales flat to down 5%. Consistent with prior guidance, the operating margin is expected to be in the 19%-20% range and we anticipate the effective tax rate will be in the 30%-32% range for fiscal 2008, excluding the impact of one-time items.

ABOUT COVIDIEN LTD.

Covidien is a leading global healthcare products company that creates innovative medical solutions for better patient outcomes and delivers value through clinical leadership and excellence. Covidien manufactures, distributes and services a diverse range of industry-leading product lines in five segments: Medical Devices, Pharmaceutical Products, Imaging Solutions, Medical Supplies and Retail Products. With 2007 revenue of $10 billion, Covidien has more than 43,000 employees worldwide in 57 countries, and its products are sold in over 130 countries. Please visit www.covidien.com to learn more about our business.

CONTACTS:

Eric Kraus	Coleman Lannum, CFA
Senior Vice President	Vice President
Corporate Communications	Investor Relations
508-261-8305	508-452-4343
eric.kraus@covidien.com	cole.lannum@covidien.com

Bruce Farmer	Wayde McMillan
Director	Director
Financial Communications	Investor Relations
508-452-4372	508-452-4387
bruce.farmer@covidien.com	wayde.mcmillan@covidien.com

CONFERENCE CALL AND WEBCAST

The Company will hold a conference call for investors today, beginning at 8:30 a.m. ET. This call can be accessed three ways:

•	Web – Go to Covidien’s website at www.covidien.com. A replay of the call will be available through December 13 at the same website.

•

Telephone – The dial-in number for participants in the United States is (800)-510-0219. For participants outside the United States, the dial-in number is (617)-614-3451. The access code for both numbers is 92427674.

•

Audio replay – The conference call will be available for replay, beginning at noon ET on December 6, 2007, and ending at 11:59 p.m. on December 13, 2007. The dial-in number for participants in the United States is (888)-286-8010. For participants outside the United States, the replay dial-in number is (617)-801-6888. The replay access code for all callers is 43084639.

NON-GAAP FINANCIAL MEASURES

This press release contains financial measures, including adjusted operating income, adjusted earnings per share and adjusted operating margin, that are considered “non-GAAP” financial measures under applicable Securities & Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The definition of these non-GAAP measures may differ from similarly titled measures used by others.

The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of Covidien’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Covidien’s business.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

The Company presents its operating margin forecast before special items to give investors a perspective on the expected underlying business results. Because the Company cannot predict the amount and timing of such items and the associated charges or gains that will be recorded in the Company’s financial statements, it is difficult to include the impact of those items in the forecast.

FORWARD-LOOKING STATEMENTS

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on our management’s current beliefs and expectations, but are subject to a number of risks, uncertainties and changes in circumstances, which may cause actual results or Company actions to differ materially from what is expressed or implied by these statements. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the integration of businesses we have acquired or may acquire in the future, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing, competition, customers’ capital spending and government funding policies, changes in governmental regulations, the use and protection of intellectual property rights, litigation and exposure to foreign currency fluctuations. These and other factors are identified and described in more detail in our filings with the SEC. We disclaim any obligation to update these forward-looking statements other than as required by law.

Covidien Ltd.

Consolidated and Combined Statements of Operations

Quarters Ended September 28, 2007 and September 29, 2006

(dollars in millions, except per share data)

	Quarters Ended
	September 28, 2007	Percent of Net Sales	September 29, 2006	Percent of Net Sales
Net sales	$2,601	100.0%	$2,481	100.0%
Cost of products sold	1,354	52.1%	1,341	54.1%

Gross profit	1,247	47.9%	1,140	45.9%

Selling, general and administrative expenses	697	26.8%	520	21.0%
Research and development expenses	77	3.0%	68	2.7%
In-process research and development charges	—	0.0%	60	2.4%
Class action settlement, net of insurance recoveries	(5)	-0.2%	—	0.0%
Impairments of long-lived assets	290	11.1%	—	0.0%
Restructuring and other charges, net	32	1.2%	—	0.0%
(Gain) on divestiture	—	0.0%	(3)	-0.1%

Operating income	156	6.0%	495	20.0%

Interest expense	63	2.4%	40	1.6%
Interest income	(8)	-0.3%	(9)	-0.4%
Other expense, net	(15)	-0.6%	9	0.4%

Income from continuing operations before income taxes	116	4.5%	455	18.3%

Income taxes	82	3.2%	120	4.8%

Income from continuing operations	34	1.3%	335	13.5%

(Income) from discontinued operations, net of income taxes	—	0.0%	(5)	-0.2%

Net income	$34	1.3%	$340	13.7%

Basic earnings per share(1)
Income from continuing operations	$0.07		$0.68
(Income) from discontinued operations	—		(0.01)
Net income	0.07		0.69

Diluted earning per share(1)
Income from continuing operations	$0.07		$0.68
(Income) from discontinued operations	—		(0.01)
Net income	0.07		0.69

Weighted-average number of shares outstanding(1)
Basic	497		497
Diluted	500		497

(1)	Following the separation from Tyco International, Covidien had 497 million common shares outstanding. This amount is being utilized to calculate earnings per share for the periods prior to the Separation. The same number of shares has been used to calculate diluted earnings per share and basic earnings per share for periods prior to the Separation because there were no common shares of Covidien publicly traded prior to July 2, 2007, and no Covidien restricted shares nor share options were outstanding prior to the Separation.

Covidien Ltd.

Non-GAAP Reconciliations

Quarters Ended September 28, 2007 and September 29, 2006

(dollars in millions, except per share data)

	Quarter Ended September 28, 2007
	Operating income	Income from continuing operations before income taxes	Income from continuing operations	Diluted earnings per share from continuing operations
GAAP	$156	$116	$34	$0.07
Adjustments:
Class action settlement, net of insurance recoveries	(5)	(5)	(5)	(0.01)
Impairments of long-lived assets(1)	290	290	262	0.52
Restructuring and other charges, net(2)	32	32	20	0.04
Tax matters			4	0.01

As adjusted	$473	$433	$315	0.63

(1)	We recorded asset impairment charges of $290 million, primarily related to a goodwill impairment charge of $256 million, within our Retail Products segment, and a non-amortizable trademark impairment of $33 million, within our Imaging Solutions segment.

(2)	Restructuring charges of $32 million related primarily to severance costs and asset impairment charges within our Medical Devices segment.

	Quarter Ended September 29, 2006
	Operating income	Income from continuing operations before income taxes	Income from continuing operations	Diluted earnings per share from continuing operations
GAAP	$495	$455	$335	$0.68
Adjustments:
In-process research and development charges(1)	60	60	60	0.12
(Gain) on divestiture	(3)	(3)	(2)	—
Tax matters(2)			18	0.04

As adjusted	$552	$512	$411	0.83

(1)	The Medical Devices segment recorded in-process research and development charges of $49 million in connection with the acquisition of 100% of Confluent Surgical, Inc. and $11 million in connection with the acquisition of 50% of Airox S.A.

(2)	Our tax rate was negatively impacted by $18 million, which primarily consists of tax and interest related to federal, state and non-U.S. tax audit activity.

Covidien Ltd.

Segment and Geographical Sales

Quarters Ended September 28, 2007 and September 29, 2006

(dollars in millions)

	Quarters Ended
	September 28, 2007	September 29, 2006(2)	Percent change	Percent change currency	Operational growth
Medical Devices(1)
United States	$705	$666	6%	0%	6%
Non-U.S.	903	807	12%	6%	6%

	1,608	1,473	9%	3%	6%
Pharmaceutical Products(1)
United States	266	260	2%	0%	2%
Non-U.S.	61	54	13%	6%	7%

	327	314	4%	1%	3%
Imaging Solutions(1)
United States	179	162	10%	0%	10%
Non-U.S.	73	66	11%	8%	3%

	252	228	11%	2%	8%
Medical Supplies(1)
United States	223	227	-2%	0%	-2%
Non-U.S.	27	26	4%	8%	-4%

	250	253	-1%	1%	-2%
Retail Products(1)
United States	164	213	-23%	0%	-23%
Non-U.S.	—	—	0%	0%	0%

	164	213	-23%	0%	-23%
Covidien Ltd.(1)
United States	1,537	1,528	1%	0%	1%
Non-U.S.	1,064	953	12%	6%	5%

	$2,601	$2,481	5%	2%	2%

(1)	Sales to external customers are reflected in the regions based on the location of the sales force executing the transaction.

(2)	Certain geographic sales have been reclassified to conform to current year presentation.

Covidien Ltd.

Select Product Line Sales

Quarters Ended September 28, 2007 and September 29, 2006

(dollars in millions)

	Quarters Ended
	September 28, 2007	September 29, 2006	Percent change	Percent change currency	Operational growth
Medical Devices
Endomechanical(1)	$479	$443	8%	4%	4%
Soft Tissue Repair(2)	127	110	15%	5%	10%
Energy(3)	169	135	25%	3%	22%
Oximetry and Monitoring(4)	150	145	3%	3%	1%
Airway and Ventilation(5)	202	192	5%	4%	2%
Vascular(6)	127	117	9%	2%	7%
SharpSafety(7)	119	109	9%	2%	7%
Clinical Care(8)	97	93	4%	3%	1%
Imaging Solutions
Radiopharmaceuticals(9)	$124	$105	18%	3%	15%
Contrast(10)	128	123	4%	2%	2%

(1)	Endomechanical includes our laparoscopic instruments and surgical staplers.

(2)	Soft Tissue Repair includes our suture products, mesh products and biosurgery products.

(3)	Energy includes our vessel sealing products, electrosurgical products, ablation products and related capital equipment.

(4)	Oximetry and Monitoring includes our sensors and monitors products and our temperature management products.

(5)	Airway and Ventilation includes our airway products, ventilator products, breathing systems, sleep products and inhalation therapy products.

(6)	Vascular includes our compression products and vascular therapy products.

(7)	SharpSafety includes our needles and syringes products and our sharps disposable products.

(8)	Clinical Care includes our urology products, enteral feeding products and other advanced woundcare products.

(9)	Radiopharmaceuticals includes our radioactive isotopes and associated pharmaceutical products used for the diagnosis and treatment of disease.

(10)	Contrast includes our contrast delivery systems and contrast agents.

Covidien Ltd.

Consolidated and Combined Statements of Operations

Fiscal Years Ended September 28, 2007 and September 29, 2006

(dollars in millions, except per share data)

	Fiscal Years
	2007	Percent of Net Sales	2006	Percent of Net Sales
Net sales	$10,170	100.0%	$9,647	100.0%
Cost of products sold	5,333	52.4%	5,161	53.5%

Gross profit	4,837	47.6%	4,486	46.5%

Selling, general and administrative expenses	2,537	24.9%	2,081	21.6%
Research and development expenses	274	2.7%	262	2.7%
In-process research and development charges	38	0.4%	63	0.7%
Class action settlement, net of insurance recoveries	1,202	11.8%	—	0.0%
Impairments of long-lived assets	290	2.9%	—	0.0%
Restructuring and other charges, net	58	0.6%	—	0.0%
(Gain) on divestitures, net	—	0.0%	(48)	-0.5%

Operating income	438	4.3%	2,128	22.1%

Interest expense	188	1.8%	171	1.8%
Interest income	(36)	-0.4%	(32)	-0.3%
Other expense, net	135	1.3%	15	0.2%

Income from continuing operations before income taxes	151	1.5%	1,974	20.5%

Income taxes	488	4.8%	504	5.2%

(Loss) income from continuing operations	(337)	-3.3%	1,470	15.2%

Loss from discontinued operations, net of income taxes	5	0.0%	315	3.3%

Net (loss) income	$(342)	-3.4%	$1,155	12.0%

Basic earnings per share(1)
(Loss) income from continuing operations	$(0.68)		$2.96
Loss from discontinued operations	0.01		0.63
Net (loss) income	(0.69)		2.33

Diluted earning per share(1)
(Loss) income from continuing operations	$(0.68)		$2.96
Loss from discontinued operations	0.01		0.63
Net (loss) income	(0.69)		2.33

Weighted-average number of shares outstanding(1)
Basic	497		497
Diluted	497		497

(1)	Following the separation from Tyco International, Covidien had 497 million common shares outstanding. This amount is being utilized to calculate earnings per share for the periods prior to the Separation. The same number of shares has been used to calculate diluted earnings per share and basic earnings per share for periods prior to the Separation because there were no common shares of Covidien publicly traded prior to July 2, 2007, and no Covidien restricted shares nor share options were outstanding prior to the Separation.

Covidien Ltd.

Non-GAAP Reconciliations

Fiscal Years Ended September 28, 2007 and September 29, 2006

(dollars in millions, except per share data)

	Fiscal Year 2007
	Operating income	Income from continuing operations before income taxes	(Loss) income from continuing operations	Diluted (loss) earnings per share from continuing operations
GAAP	$438	$151	$(337)	$(0.68)
Adjustments:
In-process research and development charges(1)	38	38	30	0.06
Class action settlement, net of insurance recoveries(2)	1,202	1,202	1,202	2.42
Impairments of long-lived assets(3)	290	290	262	0.53
Restructuring and other charges, net(4)	58	58	37	0.07
Loss on the early extinguishment of debt(5)		155	152	0.31
Tax matters(6)			16	0.03
Impact of non-GAAP dilutive shares(7)				(0.02)

As adjusted	$2,026	$1,894	$1,362	2.72

(1)	Our Medical Devices segment recorded an in-process research and development charge of $30 million in connection with the acquisition of intellectual property from Sorbx, LLC. In addition, our Medical Devices segment recorded an in-process research and development charge of $8 million in connection with the acquisition of the remaining outstanding shares of Airox S.A.

(2)	We were allocated a net charge of $1,202 million from Tyco International for our portion of Tyco International's class action settlement. This amount is comprised of our portion of the class action settlement of $1,249 million, net of our portion of the related insurance recovery of $47 million.

(3)	We recorded asset impairment charges of $290 million, primarily related to a goodwill impairment charge of $256 million, within our Retail Products segment, and a non-amortizable trademark impairment of $33 million, within our Imaging Solutions segment.

(4)	Restructuring charges of $58 million related primarily to severance costs and asset impairment charges within our Medical Devices segment.

(5)	We recorded a loss on the early extinguishment of debt of $155 million, of which $146 million was allocated to us by Tyco International. The loss on the early extinguishment of debt was included in "Other expense, net" in our Consolidated Statement of Operations.

(6)	Our tax rate was negatively impacted by $16 million, which consists of certain tax costs incurred in connection with our separation from Tyco International and other adjustments to legacy income tax liabilities, partially offset by the release of deferred tax valuation allowances related to changes in non-U.S. tax law.

(7)	We have 497 million GAAP basic and diluted weighted-average shares outstanding for fiscal 2007. There are no dilutive shares outstanding for fiscal 2007 as we have a GAAP loss from continuing operations and an increase in weighted-average shares outstanding would have a anti-dilutive effect. For our non-GAAP income from continuing operations we had an incremental dilutive effect of 3 million shares or weighted-average shares outstanding of 500 million shares. The impact of the non-GAAP dilutive shares was a decrease of $0.02 per share.

	Fiscal Year 2006
	Operating income	Income from continuing operations before income taxes	Income from continuing operations	Diluted earnings per share from continuing operations
GAAP	$2,128	$1,974	$1,470	$2.96
Adjustments:
In-process research and development charges(1)	63	63	63	0.13
(Gain) on divestiture(2)	(48)	(48)	(38)	(0.08)
Tax matters(3)			25	0.05

As adjusted	$2,143	$1,989	$1,520	3.06

(1)	The Medical Devices segment recorded in-process research and development charges of $49 million in connection with the acquisition of 100% of Confluent Surgical, Inc., $11 million in connection with the acquisition of 50% of Airox S.A. and $3 million in connection with the acquisition of over 90% of Floreane Medical Implants, S.A.

(2)	(Gain) of $48 million is primarily related to the sale of the Radionics product line within the Medical Devices segment.

(3)	Our tax rate was negatively impacted by $25 million, which primarily consists of tax and interest related to federal, state and non-U.S. tax audit activity.

Covidien Ltd.

Segment and Geographical Sales

Fiscal Years Ended September 28, 2007 and September 29, 2006

(dollars in millions)

	Fiscal Years
	2007	2006(2)	Percent change	Percent change currency	Operational growth
Medical Devices(1)
United States	$2,722	$2,608	4%	0%	4%
Non-U.S.	3,439	3,103	11%	5%	6%

	6,161	5,711	8%	3%	5%
Pharmaceutical Products(1)
United States	1,104	1,018	8%	0%	8%
Non-U.S.	226	201	12%	6%	6%

	1,330	1,219	9%	1%	8%
Imaging Solutions(1)
United States	671	633	6%	0%	6%
Non-U.S.	271	237	14%	8%	6%

	942	870	8%	2%	6%
Medical Supplies(1)
United States	887	894	-1%	0%	-1%
Non-U.S.	106	98	8%	8%	0%

	993	992	0%	1%	-1%
Retail Products(1)
United States	744	855	-13%	0%	-13%
Non-U.S.	—	—	0%	0%	0%

	744	855	-13%	0%	-13%
Covidien Ltd.(1)
United States	6,128	6,008	2%	0%	2%
Non-U.S.	4,042	3,639	11%	6%	6%

	$10,170	$9,647	5%	2%	3%

(1)	Sales to external customers are reflected in the regions based on the location of the sales force executing the transaction.

(2)	Certain geographic sales have been reclassified to conform to current year presentation.

Covidien Ltd.

Select Product Line Sales

Fiscal Years Ended September 28, 2007 and September 29, 2006

(dollars in millions)

	Fiscal Years
	2007	2006	Percent change	Percent change currency	Operational growth
Medical Devices
Endomechanical(1)	$1,858	$1,727	8%	3%	4%
Soft Tissue Repair(2)	494	421	17%	5%	13%
Energy(3)	629	523	20%	3%	17%
Oximetry and Monitoring(4)	597	559	7%	2%	5%
Airway and Ventilation(5)	766	730	5%	3%	2%
Vascular(6)	482	454	6%	1%	5%
SharpSafety(7)	461	430	7%	1%	6%
Clinical Care(8)	372	352	6%	3%	3%
Imaging Solutions
Radiopharmaceuticals(9)	$476	$422	13%	2%	10%
Contrast(10)	466	448	4%	2%	2%

(1)	Endomechanical includes our laparoscopic instruments and surgical staplers.

(2)	Soft Tissue Repair includes our suture products, mesh products and biosurgery products.

(3)	Energy includes our vessel sealing products, electrosurgical products, ablation products and related capital equipment.

(4)	Oximetry and Monitoring includes our sensors and monitors products and our temperature management products.

(5)	Airway and Ventilation includes our airway products, ventilator products, breathing systems, sleep products and inhalation therapy products.

(6)	Vascular includes our compression products and vascular therapy products.

(7)	SharpSafety includes our needles and syringes products and our sharps disposable products.

(8)	Clinical Care includes our urology products, enteral feeding products and other advanced woundcare products.

(9)	Radiopharmaceuticals includes our radioactive isotopes and associated pharmaceutical products used for the diagnosis and treatment of disease.

(10)	Contrast includes our contrast delivery systems and contrast agents.